Exhibit 23


                    Consent of Independent Public Accountants


        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 7, 1996 (except with respect to the matters discussed in Note 15 as to which the date is February 9, 1996), included in or incorporated by reference into Thermedics Inc.'s Annual Report on Form 10-K for the year ended December 30, 1995, and into the Company's previously filed Registration Statement No. 2-93746 on Form S-8, Registration Statement No. 33-00183 on Form S-8, Registration Statement No. 2-93747 on Form S-8, Registration Statement No. 33-8992 on Form S-8, Registration Statement No. 33-31621 on Form S-8, Registration Statement No. 33-9215 on Form S-8, Registration Statement No. 33-43707 on Form S-3, Registration Statement No. 33-40866 on Form S-3, Registration Statement No. 33-64070 on Form S-8, Registration Statement No. 33-86972 on Form S-8, Registration Statement No. 33-86974 on Form S-8 and Registration Statement No. 033-65279 on Form S-8.



                                           Arthur Andersen LLP

   Boston, Massachusetts
   March 8, 1996